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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-82016 of Computerized Thermal Imaging and subsidiaries on Form S-3 and Registration Statement No. 333-92378 on Form S-8 of our report dated September 25, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2002 and 2001, and for the period June 10, 1987 (date of inception) to June 30, 2002.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
September 25, 2002